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                                                                  EXHIBIT 10.20

             AMENDMENT NO. 1 TO NON-QUALIFIED STOCK OPTION AGREEMENT


         AMENDMENT NO. 1 made as of this 22nd day of January, 1999, by and between Breakaway Solutions, Inc., a Delaware corporation (the "Company") and Janie Tremlett (the "Optionee"), to the Non-Qualified Stock Option Agreement between the parties hereto effective as of August 5, 1997 (the "Stock Option Agreement").

         WHEREAS, in consideration of Optionee's commitment and service to the Company and her acceptance of employment with the Company, the Company wishes to amend the Stock Option Agreement to remove the provision for expiration of the unexercised Options within thirty days of any change in the Optionee's Business Relationship with the Company;

         NOW, THEREFORE, in consideration of the premises and other mutual covenants contained herein, and in furtherance of the parties' agreement to amend the Stock Option Agreement, it is hereby agreed between the parties as follows:

         1. Sections 3, 4 and 5 of the Stock Option Agreement are amended and now reads as follows:

                  "3. VESTING OF OPTION IF BUSINESS RELATIONSHIP CONTINUES. If the Optionee has continued to serve the Company or any Related Corporation in the capacity as set forth in the terms of the Consulting Agreement attached hereto as SCHEDULE B or as an employee (such service is defined herein as maintaining the "Business Relationship" with the Company), on the following dates, the Optionee may exercise this option for the number of shares of Common Stock set opposite the applicable date: (attached as Schedule A)

                  Notwithstanding the foregoing, in accordance with and subject to the provisions of the Plan, the Committee may, in its discretion, accelerate the date that any installment of this Option becomes exercisable.

                  The foregoing rights are cumulative and, during the term of the Business Relationship, may be exercised on or before the date which is ten (10) years from the date this option is granted. All of the foregoing rights are subject to Sections 4 and 5, as appropriate, if the Business Relationship is terminated.

                  4.       TERMINATION OF BUSINESS RELATIONSHIP.

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                           (A) TERMINATION OTHER THAN FOR CAUSE. If the
         Optionee's Business Relationship terminates, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall terminate on the earlier of
         (i) ninety (90) days after the date of termination of the Business Relationship, or (ii) the scheduled expiration date of this option. In such a case, the Optionee's only rights hereunder shall be those which are properly exercised before the termination of this option.

                           (B) TERMINATION FOR CAUSE. If the Business
         Relationship is terminated for Cause (as defined in Section 4(c)), this option shall terminate upon the Optionee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

                           (C) DEFINITION OF CAUSE. For the purpose of this Agreement, "Cause" means: (1) Optionee's substantial and continuing failure to perform Optionee's duties and responsibilities as an employee of the Company other than due to death or disability; (2) Optionee's disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company; (3) Optionee's deliberate disregard of material rules, regulations, instructions, personnel practices and policies of the Company (as amended from time to time in the Company's sole discretion) which results in direct or indirect loss, damage or injury to the Company; (4) Optionee's material breach of any agreement not to compete with the Company or solicit its customers, employees or contractors; or (5) Optionee's conviction of any crime which constitutes a felony in the jurisdiction involved.

         5.       DEATH; DISABILITY; DISSOLUTION.

                  (A) DEATH. If the Optionee dies while involved in a Business Relationship with the Company, this option may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired this option by will or by the laws of descent and distribution, until the earlier of
         (i) the specified expiration date of this option or (ii) one hundred eighty (180) days from the date of the Optionee's death.

                  (B) DISABILITY. If the Optionee's Business Relationship with the Company is terminated by reason of his or her disability (as defined in Paragraph 10(B) of the Plan), the Optionee shall have the right to exercise this option on the date of termination of the Business Relationship, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of this option or (ii) one hundred eighty
         (180) days from the date of the termination of the Optionee's Business Relationship.

                  (C) EFFECT OF TERMINATION. At the expiration of the one hundred eighty (180) day period provided in paragraph (a) or (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination."

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         2. RIGHT OF FIRST REFUSAL. The right of first refusal of the Company as set forth in Section 16 of the Stock Option Agreement shall be amended such that the Company must purchase all of the Company Option Shares and no portion less than all of the Company Option Shares if it elects to exercise its option to purchase Company Option Shares.

         3. NOTE. If the Company elects to repurchase any Option Shares pursuant to Sections 16 or 17 of the Stock Option Agreement and the Company, in its sole discretion, elects to pay the repurchase amount in accordance with the terms of a promissory note, the promissory note shall be substantially in the form attached hereto as Exhibit A.

         4. AMENDMENT. The Stock Option Agreement is hereby deemed to be amended to the extent necessary to carry out the terms of this Amendment No. 1. Except as provided herein, each of the provisions of the Stock Option Agreement shall remain in full force and effect, and this Amendment No. 1 shall not constitute a modification, acceptance or waiver of any other provision of such Stock Option Agreement except as set forth herein. This Amendment No. 1 shall be governed by and construed in accordance with the terms of the Stock Option Agreement. The Stock Option Agreement remains governed by the terms and conditions of the 1998 Stock Plan of Breakaway Solutions, Inc.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.
                                              /S/ JANIE TREMLET
                                            ------------------------------------
                                            Janie Tremlett

                                            BREAKAWAY SOLUTIONS, INC.


                                            By:    /S/ SAM SPECTOR
                                            ------------------------------------
                                                    Sam Spector


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                                                                       EXHIBIT A

                                     FORM OF
                                 PROMISSORY NOTE

$                                                                        , 199
 -------------                                               --------- --     -

         For value received, the undersigned, Breakaway Solutions, Inc., a Delaware corporation ("Obligor"), hereby promises to pay to the order of Janie Tremlett ("Lender") at such place as may be designated from time to time in writing by Lender, the principal sum of ___________ Dollars and ______ Cents ($_________), together with interest in arrears from and including the date hereof on the unpaid principal balance hereunder, calculated daily, at the rate of: ____ percent (___%) per annum [the prime rate in effect on the date hereof for major banks as published in the Wall Street Journal], payable as set forth below. At the option of Lender and to the extent permitted by applicable law, the rate of interest on any unpaid principal or interest not paid when due and payable hereunder shall be two percent (2%) per annum above the rate of interest set forth in the immediately preceding sentence. Interest shall be calculated on the basis of actual number of days elapsed over a year of 360 days. Notwithstanding any other provision of this Promissory Note, Lender does not intend to charge and Obligor shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to Obligor or credited to reduce principal hereunder. All payments received by Lender hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal. Principal and interest shall be payable in lawful money of the United States of America.

         Principal shall be paid in sixty (60) equal monthly installments of ________________ Dollars and ______ Cents ($______) each, commencing on
________, 199_, and continuing on the same day of each successive month thereafter with a final payment of all unpaid principal on ______, 199_; interest shall be paid monthly commencing on ________, 199_, and continuing on the same day of each successive month thereafter with a final payment of all unpaid interest at the time of payment of the principal.

         If any day on which a payment is due pursuant to the terms of this Promissory Note is not a day on which banks in the Commonwealth of Massachusetts are generally open (a "Business Day"), such payment shall be due on the next Business Day following.

         This Promissory Note may be prepaid at any time, without premium or penalty, in whole or in part, all such prepayments to be applied upon installments of most remote maturity. Any prepayment of principal shall be accompanied by a payment of accrued interest in respect of the principal being prepaid.

         This Promissory Note shall, at the option of the holder hereof, become due and payable without notice or demand, upon the happening of any one of the following specified events: (1) failure to pay any amount as herein set forth;
(2) default in the performance of any other obligation to Lender, which default is not cured within thirty (30) days after written notice of such default from Lender; (3) insolvency (however evidenced) or the commission of any act of insolvency; (4) the making of a general assignment for the benefit of creditors;
(5) the filing of any

                                       4

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petition or the commencement of any proceeding by Obligor or any endorser or guarantor of this Promissory Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions; (6) the filing of any petition or the commencement of any proceeding against Obligor or any endorser or guarantor of this Promissory Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions, which proceeding is not dismissed within sixty (60) days; (7) suspension of the transaction of the usual business of Obligor; or (8) the past or future making of a false representation or warranty by Obligor in connection with any loan or loans by Lender.

         If this Promissory Note is not paid in accordance with its terms, Obligor shall pay to Lender, in addition to principal and accrued interest thereon, all costs of collection of the principal and accrued interest, including, but not limited to, reasonable attorneys' fees, court costs and other costs for the enforcement of payment of this Promissory Note.

         No waiver of any obligation of Obligor under this Promissory Note shall be effective unless it is in a writing signed by Lender. A waiver by Lender of any right or remedy under this Promissory Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

         Any notice required or permitted under this Promissory Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed to the addressee at the address of the addressee set forth herein, or to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

         This Promissory Note is delivered in and shall be enforceable in accordance with the laws of the Commonwealth of Massachusetts, and shall be construed in accordance therewith, and shall have the effect of a sealed instrument.

         Obligor hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Promissory Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder hereof with respect to the time of payment or any other provision hereof .

         In the event any one or more of the provisions of this Promissory Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Promissory Note operate or would prospectively operate to invalidate this Promissory Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Promissory Note and the remaining provisions of this Promissory Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

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                                    OBLIGOR:


                                             By:
                                                 --------------------------
                                             Name:
                                                   ------------------------
                                             Title:
                                                   ------------------------

Attested:
          ---------------------

By:
     --------------------------
Name:
      -------------------------
Title:
       ------------------------


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